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                                                                   EXHIBIT 10.21
                       AGREEMENT TO RESTRUCTURE AND EXTEND

The NATIONAL FIRE PROTECTION ASSOCIATION (Landlord) and ATLANTIC DATA SERVICES, INC. (Tenant), being the parties to a Lease Agreement dated April 1, 1995 (Lease), as that Lease has been amended and extended, as hereinafter set out, do hereby enter this Agreement to Restructure and Extend the Lease as amended for the purposes and under the conditions as hereinafter set out.

BACKGROUND

The parties entered a lease agreement dated April 1, 1995 for lease by the Tenant of 21,192 Rentable Square Feet (RSF) of space on the third floor (the Premises) at the Landlord's building located at Batterymarch Park, Quincy, Massachusetts (the Building). That lease was amended as follows:

         a)       First Amendment dated July 31, 1995, adding 1,337 RSF to the
                  Premises

         b) Second Amendment dated January 15, 1997, adding 1,213 RSF to the Premises

         c) Third Amendment dated October 15, 1998, adding 1,540 RSF to the Premises

         d) Fourth Amendment dated May 1, 1999, adding 2,043 RSF to the Premises such additional space to be carpeted by the Landlord

The Lease as amended was thereafter extended pursuant to an AGREEMENT FOR EXERCISE OF OPTION dated November 23, 1999, for an addition term of five years commencing April 1, 2000, and ending March 31, 2005.

The parties have now agreed to restructure and extend the Lease, as such was amended and extended, in the following manner (i) the Tenant will surrender and the Landlord will accept 10,949 RSF as of January 1, 2004, (ii) the Tenant will surrender and the Landlord will accept an additional 1,540 RSF as of April 1, 2005, through the remainder of the terms; and (iii) the parties have agreed to extend the Lease for another term of five years beginning April 1, 2005 and ending March 31, 2010.

The Premises will consist of 16,376 RSF as of January 1, 2004 and 14,836 RSF as of April 1, 2005.

This background statement is not intended to be part of the terms and conditions of this Agreement to Restructure and Extend, nevertheless the parties may make reference to the figures included herein when convenient to explain, but not to contradict the hereinafter set out terms and conditions.

TERMS AND CONDITIONS:

1. AMENDMENT OF PREMISES AREA: Section 1.2 of The Lease (which term shall mean the Lease as amended by the above referenced amendments and extended by the above referenced Exercise of Option), the Premises Rentable Area, is hereby amended by deletion of the following areas of rentable square feet, (See Exhibit A) and replacement with the amended area of rentable square feet as of the following dates.

         1/1/04, delete 10,949 RSF from the total RSF leaving a total of 16,376 RSF
         3/31/05 delete 1,540 RSF from the total RSF leaving a total of 14,836
         RSF

         The Landlord will be responsible for reasonable costs to demise the Premises Rentable Area.

2. EXTENSION OF TERM: The lease as so amended is hereby extended for an additional term of five (5) years beginning April 1, 2005 and running through March 31, 2010. (hereinafter the Extended Lease Term)

3. EXTENDED LEASE TERM BASIC RENT: During the Extended Term, the Basic Rent is hereby set forth as follows:

         4/1/05 - 3/31/06           $20.25 per RSF
         4/1/06 - 3/31/07           $21.25 per RSF
         4/1/07 - 3/31/08           $22.25 per RSF
         4/1/08 - 3/31/09           $23.25 per RSF
         4/1/08 - 3/31/10           $24.25 per RSF

         Sections 2.3 and 3.2 of the Lease are hereby deleted.

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4.       ELECTRICITY: Notwithstanding the responsibility of the Landlord under
         Section 7.5 of the Lease to supply electricity to the premises, the Tenant shall be charged, as additional rent and in addition to any other escalation charges, the cost of electricity to the premises for lights, outlets, and operation of the Variable-air-volume (VAV) boxes. The charge is established at $1.00 per RSF per year. Said charge will be effective as of April 1, 2005. Tenant shall maintain its responsibility for metered electricity service to its computer room.

5. BASE OPERATING EXPENSES AND BASE TAXES: The base operating expenses shall be the actual expenses for Calendar year 2004, and the Base Taxes shall be the actual real estate taxes for Fiscal Year 2004.

6. CREDIT FOR IMPROVEMENTS: Tenant has available a tenant improvement credit of $35,502.00, which may be used by Tenant for renovations or improvements within its Premises during the term of the Lease as here extended.

7. RENTAL FORBEARANCE: The Landlord shall not charge the Tenant any base rent for the period January 1, 2004 through February 14, 2004.

8. PARKING: As of January 1, 2004, Tenant shall have 8 reserved marked parking spaces in specific locations as determined by the Landlord.

9. BROKERAGE: Section 14.22 of the Lease is hereby deleted and replaced with the following Section:

         14.22    BROKERAGE

         Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than The Conrad Group and, in the event that any brokerage makes claim against Landlord predicated upon dealings with Tenant in consummation hereof, Tenant agrees to defend the same and indemnify Landlord against any such claim. Landlord represents that it has dealt with and been represented in this transaction by Insignia/ESG, Inc. Landlord agrees that it will compensate Insignia/ESG, Inc. and The Conrad Group by the payment, to be divided equally, of one full fee determined in accordance with its agreement with Insignia/ESG, but that such full fee shall be based on the schedule for the Extended Lease Term only.

10. RIGHT OF FIRST REFUSAL: Section 14.24, Right of First Refusal, is hereby deleted and shall have no further force or effect.

11. OPTION TO EXTEND: Article XV of the Lease is hereby deleted and replaced by the following:

                                   ARTICLE XV
                                OPTION TO EXTEND

         15.1     TENANT'S OPTION

                  Provided that at the time of exercise there exists no Default of Tenant and that this Lease is still in full force and effect, Tenant shall have the right and option to extend the Term of this Lease of one extended term of three years (the Extended Option Term) commencing on the day immediately succeeding the expiration date of the Extended Lease Term and ending at the close of the day on the last day of the Thirty-Sixth calendar month thereafter. Tenant shall exercise such option to extend by giving written notice to Landlord not later than twelve months prior to the expiration of the Extended Lease Term. The giving of such notice by Tenant shall automatically extend the Term of this Lease for the Extended Option Term and no instrument of renewal need to be executed. In the event that Tenant fails to give such notice to Landlord, this Lease shall automatically terminate at the end of the Extended Lease Term and Tenant shall have no further option to extend the Term of this Lease. The Extended Lease Term shall be on all the terms and conditions of this Lease as Restructured and Extended except that the provisions of the
                  Section 15.1 shall not be applicable and Basic Rent shall be as determined pursuant to paragraph 15.2 hereof.

         15.2     EXTENDED TERM RENT

                  The Basic Rent for the Extended Term shall be the greater of, the fair market rental value of the Premises as of the commencement of the Extended Option Term, determined without regard to Tenant's right to extend, as agreed by the parties; or the then applicable Base Rental Rate, as per the Extended Lease Term Rent.

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12.      EFFECT OF PRIOR DOCUMENTS: This AGREEMENT TO RESTRUCTURE AND EXTEND is
         entered into predicated upon and acknowledging the above noted Original Lease, Amendments to the Original Lease, and the Agreement for Exercise of Option. This agreement shall be considered to supercede all said documents where there are superceding provisions. All provision of any of the said prior documents contrary to the provisions hereof shall be and hereby are declared void. All provisions of the prior documents not contrary to this AGREEMENT TO RESTRUCTURE AND EXTEND, shall be and hereby are considered to be affirmed.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:                                        TENANT:

NATIONAL FIRE PROTECTION                         ATLANTIC DATA SERVICES
ASSOCIATION, INC.

By: /s/ Bruce Mullen                             By: /s/ Paul K. McGrath
    ---------------------------------                --------------------------
Title: Senior Vice President and CFO             Title: Senior Vice President,
Date: May 5, 2003                                CFO and Treasurer
                                                 Date: May 5, 2003